Exhibit 99.1

NONCOMPETITION AND NONSOLICITATION AGREEMENT

     This Agreement is made this 2nd day of October, 1997
(Effective Date) among CPI Corporation ("CPI"), a Delaware corporation, Eastman Kodak Company ("Kodak"), a New Jersey corporation, and Fox Photo, Inc. ("Fox"), a Delaware corporation.

     WHEREAS, Kodak, Fox and CPI and certain of its affiliates have entered into a Stock Purchase Agreement of even date herewith pursuant to which Kodak is acquiring 49% of the common stock of Fox from Holding so that Kodak will own 100% of the issued and outstanding common stock of Fox, and terminating the Stockholders' Agreement between Kodak, Fox, CPI and Holding and certain other transactions described in the Purchase Agreement; and

     WHEREAS, Kodak desires to preserve its investment in Fox and the business of Fox and its subsidiaries, which consists of
(a) retail photofinishing and related photoprocessing, photoimaging and image transmission operations; (b) retail sales of photographic and photoimaging products and services related to amateur photography; (c) development of systems, software and techniques to expand consumer participation in the photofinishing process; and (d) sales of photographic and photoimaging products by professional portrait studios and other services related to professional photography to the extent conducted by Fox and its subsidiaries on the date hereof (the "Business"); and

     WHEREAS, the covenants and agreements contained in this Agreement are important to the value and prospects of the Business; and

     NOW, THEREFORE, in consideration of Ten Million Dollars ($10,000,000) paid by wire transfer from Kodak to CPI on the date hereof and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     1.  DEFINITIONS:

     (a) "Protected Persons" shall mean Kodak, Fox and their subsidiaries and affiliates, successors and assigns;

     (b) Restricted Persons shall mean CPI and its subsidiaries and each of their respective subsidiaries and affiliates, successors and assigns;



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     (c) "Restricted Area" means the North America, both
continental and the islands belonging to the countries located in continental North America; and

     (d) Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Purchase
Agreement.

     2. NON-COMPETITION. During the period beginning upon the Effective Date and ending on the second anniversary thereof and except as permitted below, the Restricted Persons shall not, and shall cause their affiliates not to, directly or indirectly: (a) own, manage, operate or control any business competitive with the Business other than ownership of less than 5% of the outstanding capital stock of a publicly traded corporation; (b) enter into strategic alliances, preferred provider or other publicly announced and promoted affiliations with any provider of goods or services competitive with the Business (other than cross-promotions and customer-list exchanges comparable with those used by Restricted Persons on the date hereof), or (c) otherwise engage in competition with the Business in the Restricted Area, provided, however, nothing contained in clauses (a), (b) or (c) shall restrict or prohibit any Restricted Person from engaging in any business activity in which it engages on the date hereof.

         Kodak and Fox acknowledge that CPI and/or its subsidiaries (i) own and operate professional portrait studios throughout the United States, Canada and Puerto Rico and wall decor stores in the United States ("CPI Business"); (ii) are engaged in research and development operations relating to imaging products and services and imaging business operations; and (ii) desire to expand and further develop the CPI Business, the research and development activities and may desire to add new lines of business. Kodak and Fox further acknowledge that CPI's existing research and development projects include a Store Automation System for Minilabs ("SAS Minilab"), a Photo Preview/Photo Proof System ("Photo Preview System"), a Photo Preview Online System and image archiving services (alternatively and collectively, "R&D Products") and that CPI intends to sell rights to use the R&D Products, including the SAS Minilab and the Photo Preview System to third parties, including retail photofinishing businesses that may compete with Fox.

         Kodak and Fox agree that this Agreement shall not restrict the continued operation and development of CPI Business or the research and development operations conducted by CPI and/or its subsidiaries, including the commercial development and licensing of the R&D Products and other imaging products, services and systems; provided that CPI and its subsidiaries shall not own, in whole or in part, or operate any business in the Restricted Area that is engaged to any material
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extent in retail photofinishing operations (but not including operations primarily engaged in professional portraiture operations).

         CPI agrees that it (or its subsidiaries owning such products) will offer to negotiate in good faith with Fox for licenses to use the SAS Minilab, the Photo Preview System and any other imaging systems developed by CPI or its subsidiaries. All such licenses shall be negotiated at arms length and shall include fair market terms which, during the first two years after commercial availability of any such product, shall be no less favorable than those offered to any other customer of CPI or such subsidiary at the time Fox's order is placed with CPI or the subsidiary.

     3. NONSOLICITATION. During the period from the date hereof and ending on the second anniversary thereof, the Restricted Persons shall not, and shall cause their affiliates not to, directly or indirectly, on their own behalf or on behalf of any other person in any manner whatsoever: (a) without the prior written consent of Fox, induce or endeavor to induce or hire any employee of the Business ("Covered Person") to terminate his, her or its association with the Business or in any manner interfere with the relationship of a Protected Person with such Covered Person, provided, however, the provisions of this Paragraph 3(a) shall not restrict the Restricted Persons from hiring or consulting with a Covered Person if such Covered Person's employment was terminated by the Business or such Covered Person had ceased to be employed or retained by the Business for at least one year prior to the date of being solicited for hiring by a Restricted Person; or
(b) induce or endeavor to induce, or assist others to induce any supplier of any Protected Person, whether existing on the date hereof or hereafter arising, to terminate its relationship with a Protected Person or do anything, directly or indirectly, to interfere with the business relationship between a Protected Person and any such person; or (c) in any manner whatsoever, induce or endeavor to induce, or assist others to induce, any customer, distributor, channel partner or other person purchasing or distributing the products or services of any Protected Person, to terminate its use, purchase or further purchase of the products or services of any Protected Person, or to purchase substitute or replacement products or services from any other person.

     4. In the event that any Restricted Person breaches any provision of this Agreement, the Protected Persons shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights and remedies available to a Protected Person under law or in equity, and each of which may be pursued by a Protected Person in any order that either of them desires:
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     (a) SPECIFIC PERFORMANCE.  In the event that any
Restricted Person breaches any provision hereof, the Protected Person shall have the right and remedy to have the provisions of this Agreement specifically enforced by injunctive relief in any court of competent jurisdiction, without posting a bond or other security of any kind whatsoever, it being agreed that any breach of this Agreement would cause irreparable injury to the Protected Persons and that money damages alone would not provide an adequate remedy to the Protected Persons.

     (b) DAMAGES AND OTHER REMEDIES. In the event that any Restricted Person breaches any provision hereof, the Restricted Persons shall be jointly and severally liable to the Protected Persons for all losses and damages suffered by any Protected Person as a result thereof and other right or remedy which any Protected Person may have at law or in equity.

     (c) COSTS OF ENFORCEMENT. In the event a Restricted Person is found to have breached its obligations in Sections 2 or 3 of this Agreement, the Protected Persons shall have the right to be paid by the Restricted Persons, jointly and severally, for all of the Protected Persons reasonable costs and expenses, including reasonable attorneys' fees and disbursements, incurred in enforcing the terms of this Agreement.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of law. The Restricted Parties acknowledge and agree that the provisions of this Agreement are reasonable and valid in duration and scope and in all other respects. If any court of competent jurisdiction determines that any of the provisions of this Agreement, or any part thereof, is invalid or unenforceable, such court shall have the power to reduce the duration or scope of such provision, as the case may be, to the extent reasonably necessary for the protection of the Protected Persons and, in its reduced form, such provision shall then be enforceable.
The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

     6. This Agreement, including any dispute or controversy arising out of or related to this Agreement or the breach thereof, shall be subject to, governed by, and construed in accordance with, the substantive and procedural laws of the State of New York, without reference to its principles of conflict of laws. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the U.S. District Court for the Southern District of New York in connection with any action or proceeding arising out of or related to this Agreement, unconditionally agrees that all claims in respect of any such suit, action or proceeding may be
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heard and determined in such federal court. Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (a) any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal court sitting in the Southern District of New York, (b) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding any such court, and (c) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

     7. This Agreement together with the Purchase Agreement and the other documents described therein constitute the entire agreement of the parties with respect to the matters set forth herein. The failure by any party to exercise any right under, or to object to the breach by any other party of any term, provision or condition of, this Agreement shall not constitute a waiver thereof and shall not preclude such party from thereafter exercising that or any other right, or from thereafter objecting to that or any prior or subsequent breach of the same or any other term, provision or condition of the Agreement. Any consent granted pursuant to this Agreement shall be in writing, executed by the person authorized by the consenting party to receive notices, and shall be a consent only to the transaction, act or agreement specifically referred to in the consent and not to other similar transactions, acts or agreements. No action taken pursuant to this Agreement shall be deemed a waiver or consent by the party taking such action of compliance by the other party with any of the covenants or obligations of the other party contained in this Agreement.

     8. This Agreement shall be binding upon and inure to the benefit of the Business, the parties and their affiliates and their respective successors and assigns, including any assignee of assets of the Business.

     9. All notices and other communications hereunder shall be in writing and shall be deemed given to the person if delivered personally or upon sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), or reputable courier services, charges prepaid, or by telecopier, to such party's address (or to such party's telecopier):








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If to Kodak or Fox, to:

Eastman Kodak Company
343 State Street
Rochester, New York 14650-0126
Attention: David Monderer
Managing Director, Strategic Business Investments
     Telecopier: (716) 724-4926

With a copy to:

General Counsel
Eastman Kodak Company
343 State Street
Rochester, New York 14650-0208
     Telecopier: (716) 724-9448

and to:

Nixon, Hargrave, Devans & Doyle LLP   courier:
Clinton Square                        1300 Clinton Square
P.O. Box 1051                         Rochester, New York 14604
Rochester, New York  14603
Attention:  Deborah McLean Quinn, Esq.
     Telecopier:  (716) 263-1600

If to CPI, to:

CPI Corp.
1706 Washington Avenue
St. Louis, Missouri  63103
Attention: Chief Executive Officer
     Telecopier: (314) 231-8150

With a copy to:

CPI Corp.
1706 Washington Avenue
St. Louis, Missouri  63103
Attention: General Counsel
     Telecopier: (314) 231-4233

and a copy to:

White & Case
1155 Avenue of the Americas
New York, New York  10036
Attention:  William F. Wynne, Jr., Esq.
     Telecopier:  (212) 354-8113

or to such other person, address or telecopy number as any of the foregoing may have designated for that purpose by notice to the others.
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     IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.


CPI CORP.

/s/  Alyn V. Essman
     ------------------------------------
     Alyn V. Essman
     Chairman and Chief Executive Officer


EASTMAN KODAK COMPANY

/s/  David P. Biehn
     ------------------------------------
     David P. Biehn
     Senior Vice President


FOX PHOTO, INC.

/s/  C. J. Chapman
     -----------------------------------
     C. J. Chapman
     Director



























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